Z-SEVEN FUND, INC.

                Annual Meeting of Shareholders -- December 11, 1998

Know all men by these presents, that the undersigned holder of shares of Z-Seven Fund, Inc. (the "Fund"), a Maryland corporation, does hereby constitute and appoint Laurie S. Doane, the attorneys, and the proxies of the undersigned with full power of substitution and appointment, collectively and as individuals, for and in the name, place, and stead, of the undersigned to vote all of the undersigned's shares of said Fund at the Annual Meeting of such shareholders of said Fund to be held at the offices of KPMG Peat Marwick LLP, One Arizona Center, 400 E. Van Buren Street, Phoenix, Arizona on December 11, 1998, at 11:00 a.m. (Mountain Standard Time), and at any and all adjournments thereof.






                PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND
           RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                          (Continued on other side)







                                     Z
                                   Seven



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                       (Continued from reverse side)

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3 BELOW.
                            _                            _
1. Election of Directors:  |_| FOR all nominees listed  |_| WITHHOLD authority
                               (except as marked            to vote for all
   01 BARRY ZISKIN             to the contrary below):      nominees listed
   02 JEFFREY SHUSTER      ___________________________________________________
   03 ROCHELLE ZISKIN      |                                                 |
   04 ALBERT FELDMAN       |                                                 |
   05 MARIA DE LOS SANTOS  |                                                 |
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   (Instructions: To withhold authority to vote for any individual nominee, write the number(s) in the box provided to the right.)

2. Approval of the selection KPMG Peat Marwick LLP as Independent Public
   Auditors for the Fund.               _           _               _
                                       |_|  For    |_|  Against    |_| Abstain

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                                        _           _               _
                                       |_|  For    |_|  Against    |_| Abstain

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3.
                           _                                      _
Address Change?  Mark Box |_|     I Plan to Attend the Meeting   |_|
Indicate changes below:


                           Dated  ______________________________________, 1998
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                           Signature(s) of Stockholder(s) in Box

                           Please sign EXACTLY as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If in a partnership, sign in partnership name by authorized person.